Exhibit 99.1

Exhibit 99.1

PURA NATURALS, INC.
 FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Contents

Page
Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Balance Sheets as of June 30, 2016 (unaudited) December 31, 2015 and 2014	3

Statements of Operations for the years ended December 31, 2015 and 2014
and the six months ended June 30, 2016 and 2015 (unaudited)	4

Statements of Members Interest/Stockholders' Deficit for the years ended
December 31, 2015 and 2014 and the six months ended June 30, 2016 (unaudited)	5

Statements of Cash Flows for the years ended December 31, 2015 and 2014
and the six months ended June 30, 2016 and 2015 (unaudited)	6

Notes to Financial Statements	7

Exhibit 99.1 -- Page 1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Pura Naturals, Inc.

We have audited the accompanying balance sheets of Pura Naturals, Inc. (the "Company") as of December 31, 2015 and December 31, 2014, and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and December 31, 2014, and the results of its operations, changes in stockholders' deficit and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company is a subsidiary of Advanced Innovative Recovery Technologies, Inc. and has extensive transactions with its parent company as a sole-source vendor as well as funding for working capital requirements and providing management oversight.  The Company's financial condition, results of operations and cash flows could be materially different from the accompanying financial statements if these relationships and transactions were among unrelated third parties.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California September 22, 2016

Exhibit 99.1 -- Page 2

PURA NATURALS, INC.
BALANCE SHEETS

	June 30	December 31,	December 31,
	2016	2015	2014
	(unaudited)
ASSETS

Current Assets:
Cash	$10,779	$14,797	$4,447
Restricted cash	-	99,900	-
Accounts receivable, net	111,419	84,565	10,288
Due from related parties	27,088	-	-
Inventory	-	3,447	-
Prepaid expenses and other current assets	11,151	9,681	780
Total current assets	160,437	212,390	15,515

Intangible assets	4,550	3,250	2,800
TOTAL ASSETS	$164,987	$215,640	$18,315

LIABILITIES AND MEMBERS' INTEREST/STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$164,153	$256,558	$180,448
Accrued expenses	34,502	2,525	2,500
Due to related parties	71,434	28,813	242,905
Deferred income	56,788	88,505	104,008
Convertible note payable, net of discount of $173,585	26,415	-	-
Total current liabilities	353,292	376,401	529,861

Commitments and contingencies (Note 6)

MEMBERS' INTEREST/STOCKHOLDERS' DEFICIT
Members' interest	-	-	(511,546)
Preferred stock, $0.001 par value, 25,000,00 shares authorized,
0 shares issued and outstanding	-	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,015,000 and
14,791,500 shares issued and outstanding at June 30, 2016 and December 31, 2015	15,015	14,791	-
Additional paid-in capital	957,302	545,091	-
Accumulated deficit	(1,160,622)	(720,643)	-
Total members' interest/stockholders' deficit	(188,305)	(160,761)	(511,546)
TOTAL LIABILITIES AND MEMBERS' INTEREST/STOCKHOLDERS' DEFICIT	$164,987	$215,640	$18,315

.

Rhe accompanying notes are an integral part of these financial statements

Exhibit 99.1 -- Page 3

PURA NATURALS, INC.
STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)	(unaudited)

Sales	$250,228	$161,141	$479,204	$48,334
Cost of goods sold	109,885	47,070	191,493	24,371
Gross profit	140,343	114,071	287,711	23,963

Operating expenses:
Selling expenses	18,801	62,779	112,439	541,143
General and administrative expenses	534,521	829,546	1,674,169	813,666
Total operating expenses	553,322	892,325	1,786,608	1,354,809
Loss from operations	(412,979)	(778,254)	(1,498,897)	(1,330,846)

Other income (expense)
Interest expense	(585)	-	-	-
Amortization of debt discount	(26,415)	-	-	-
Total other income (expense)	(27,000)	-	-	-
Loss before provision for income taxes	(439,979)	(778,254)	(1,498,897)	(1,330,846)

Provision for income taxes	-	-	-	-

Net loss	$(439,979)	$(778,254)	$(1,498,897)	$(1,330,846)

Weighted average shares outstanding :
Basic	14,823,687	12,768,456	13,717,155	11,912,592
Diluted	14,823,687	12,768,456	13,717,155	11,912,592

Loss per share
Basic	$(0.03)	$(0.06)	$(0.11)	$(0.11)
Diluted	$(0.03)	$(0.06)	$(0.11)	$(0.11)

The accompanying notes are an integral part of these financial statements

Exhibit 99.1 -- Page 4

PURA NATURALS, INC.
STATEMENT OF MEMBERS' INTEREST/STOCKHOLDERS' DEFICIT

								Total
								Members'
						Additional		Interest/
	Members' Interest		Common Stock			Paid-in	Accumulated	Stockholders'
	Units	Amount	Shares	Amount		Capital	Deficit	Deficit
Balance, December 31, 2013	10,687,000	$(36,662)	-	$		$	$	$(36,662)

Membership interests issued for cash	1,833,000	916,500						916,500
Offering costs		(183,000)						(183,000)
Membership interests issued for services	100,000	50,000						50,000
Fair value of options		72,462						72,462
Net loss		(1,330,846)						(1,330,846)

Balance, December 31, 2014	12,620,000	(511,546)	-		-	-	-	(511,546)

Membership interests issued for services	440,500	220,250						220,250
Conversion from LLC to C Corporation	(13,060,500)	1,053,037	13,060,500		13,060	(1,066,097)		-
Common stock issued for cash			1,731,000		1,731	1,498,269		1,500,000
Fair value of options		16,513				112,919		129,432
Net loss		(778,254)					(720,643)	(1,498,897)

Balance, December 31, 2015	-	-	14,791,500		14,791	545,091	(720,643)	(160,761)

Common stock issued for services			208,500		209	180,467		180,676
Common stock issued for cash			15,000		15	14,985		15,000
Value of beneficial conversion feature						200,000		200,000
Fair value of options						16,759		16,759
Net loss							(439,979)	(439,979)

Balance, June 30, 2016 (unaudited)	-	$-	15,015,000		$15,015	$957,302	$(1,160,622)	$(188,305)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 -- Page 5

PURA NATURALS, INC.
STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
	2016	2015	2015	2014
	(unaudited)	(unaudited)

OPERATING ACTIVITIES:
Net loss	$(439,979)	$(778,254)	$(1,498,897)	$(1,330,846)
Adjustments to reconcile net loss to
net cash used in operating activities:
Stock-based compensation	16,759	16,513	129,432	72,462
Membership interest/common stock issued for services	180,676	220,250	220,250	50,000
Amoritzation of debt discount	26,415	-	-	-
Change in current assets and liabilities:
Accounts receivable	(26,854)	(29,872)	(74,277)	(9,860)
Due from related parties	(27,088)	-	-	-
Inventory	3,447	80	(2,667)	11,924
Prepaid expenses and other assets	(1,470)	(5,381)	(9,681)	3,000
Accounts payable	(92,405)	31,534	76,110	158,586
Accrued expenses	31,977	-	25	(14,500)
Due to related parties	42,621	575,860	(214,092)	226,062
Deferred income	(31,717)	(31,200)	(15,503)	104,008
Net cash used in operating activities	(317,618)	(470)	(1,389,300)	(729,164)

INVESTING ACTIVITIES:
Payment for intangible assets	(1,300)	-	(450)	(2,800)
(Increase)/decrease in restricted cash	99,900	-	(99,900)	-
Net cash provided by (used in) investing activities	98,600	-	(100,350)	(2,800)

FINANCING ACTIVITIES:
Proceeds from sale of membership interest	-	-	-	916,500
Proceeds from sale of common stock	15,000	-	1,500,000	-
Proceeds from issuance of convertible note payable	200,000	-	-	-
Payment of offering costs	-	-	-	(183,000)
Net cash provided by financing activities	215,000	-	1,500,000	733,500

NET INCREASE (DECREASE) IN CASH	(4,018)	(470)	10,350	1,536

CASH, BEGINNING OF YEAR	14,797	4,447	4,447	2,911

CASH, END OF YEAR	$10,779	$3,977	$14,797	$4,447

CASH PAID FOR:
Interest	$-	$-	$-	$-
Income taxes	$-	$-	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Beneficial conversion feature	$200,000	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Exhibit 99.1 -- Page 6

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Pura Naturals, Inc., (the "Company") was incorporated on April 20, 2015 under the laws of the state of Delaware.  Prior to incorporating in Delaware, the Company was incorporated on October 21, 2013 under the laws of the state of Nevada as a limited liability company.  On June 30, 2015, the Company exchanged membership interests in the Nevada company for common stock of the Delaware company. For all share and per share data in the accompanying financial statements, the information is presented as if the exchange of membership interests of the limited liability company for shares of common stock in the C corporation took place on the earliest date presented in these financial statements.  The Company is engaged in the marketing and sales of consumer products through the use of direct sales, brokers and distributors to wholesalers, mass merchandisers, retail stores and on the internet.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the Company obtaining necessary equity and debt financing until it can generate sustainable revenue. There is no guarantee that the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the years ended December 31, 2015 and 2014, the Company incurred a net loss of $1,498,897 and $1,330,846, respectively, and had negative cash flows from operations of $1,389,300 and $729,164, respectively. For the six months ended June 30, 2016, the Company incurred a net loss of $439,979 (unaudited), and had negative cash flows from operations of $317,618 (unaudited). These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management intends to raise additional funds through equity or debt financing and to generate cash from the sale of the Company's products resulting from waste conversion of selected feedstocks and services from water remediation.

Interim Financial Statements

The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company's financial position, the results of its operations, and cash flows for the periods presented. The results of operations for the six months ended June 30, 2016 are not necessarily indicative of the results for the year ending December 31, 2016. The accompanying unaudited financial statements are presented in accordance with the requirements for Form 10-Q.  Accordingly, they do not include all the disclosures normally required by accountings principles generally accepted in the Unites States.

Exhibit 99.1 -- Page 7

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 2 – Summary of Significant Accounting Policies

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. As of June 30, 2016 (unaudited), and December 31, 2015 and 2014, the Company did not have any cash equivalents.

Restricted Cash

At December 31, 2015, the Company was required to maintain a separate bank account with a financial institution as collateral for a Company credit card.  In March 2016, the Company canceled the credit card and the balance in the restricted account became available to the Company.

Accounts Receivable

The Company grants credit to customers under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 30-90 days after the issuance of the invoice and typically would be considered past due when the term expires. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventory

Inventory is valued at the lower of the inventory's cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower.  At December 31, 2015, all of the inventory was finished goods inventory.

Exhibit 99.1 -- Page 8

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 2 – Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangible assets consist of amounts paid to obtain trademarks.

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2015 and 2014, the Company believes there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

As of December 31, 2015 and 2014, respectively, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.
Exhibit 99.1 -- Page 9

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue from sales of consumer products to wholesalers, mass merchandisers and retail stores. The Company's revenue recognition policies comply with FASB ASC Topic 605. Revenue is recognized at the date of delivery to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred income.

Deferred Income

In some instances, the Company receives payments prior to delivery of its products, whereupon such revenues are deferred until the revenue recognition criteria are met.  Deferred income as of June 30, 2016, December 31, 2015 and 2014 was $56,788 (unaudited), $88,505 and $104,008, respectively.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee's requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. There were 1,126,125 (unaudited), 1,109,363 and 946,500 options outstanding as of June 30, 2016, December 31, 2015 and 2014, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The adoption had no effect on the Company's financial statements.

Prior to July 1, 2015, the Company was a limited liability company and was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to its members in accordance with their respective percentage ownership. As such, no recognition of federal or state income taxes for the Company has been provided for the year ended December 31, 2014 or from January 1, 2015 to June 30, 2015, in the accompanying financial statements.

Exhibit 99.1 -- Page 10

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 2 – Summary of Significant Accounting Policies (continued)

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share ("EPS") is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were 1,126,125 (unaudited), 1,109,363 and 946,500 potentially dilutive securities outstanding during 2016, 2015 and 2014, respectively related to options outstanding.  In addition, during the 2016 period there was also 646,774 (unaudited) potentially dilutive securities outstanding related to the convertible note payable.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. This pronouncement is effective for annual reporting periods beginning after December 15, 2016, and is to be applied using one of two retrospective application methods, with early application not permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on its financial statements.

In January 2015, the FASB issued ASU No. 2015-01 (Subtopic 225-20) - Income Statement - Extraordinary and Unusual Items. ASU 2015-01 eliminates the concept of an extraordinary item from GAAP. As a result, an entity will no longer be required to segregate extraordinary items from the results of ordinary operations, to separately present an extraordinary item on its income statement, net of tax, after income from continuing operations or to disclose income taxes and earnings-per-share data applicable to an extraordinary item. However, ASU 2015-01 will still retain the presentation and disclosure guidance for items that are unusual in nature and occur infrequently. ASU 2015-01 is effective for periods beginning after December 15, 2015. The adoption of ASU 2015-01 is not expected to have a material effect on the Company's financial statements. Early adoption is permitted.

In February, 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. ASU 2015-02 provides guidance on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). ASU 2015-02 is effective for periods beginning after December 15, 2015. The adoption of ASU 2015-02 is not expected to have a material effect on the Company's financial statements. Early adoption is permitted.

Exhibit 99.1 -- Page 11

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 2 – Summary of Significant Accounting Policies (continued)

In September, 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805). Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date.  In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company's financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. The new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. This update is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. The Company does not anticipate the adoption of this ASU will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share Based Payment Accounting, to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The guidance will be effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of the adoption of this newly issued guidance to its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future  financial statements.

Note 3 – Due to Related Parties

The Company has balances outstanding to affiliated companies.  These amounts are payable upon demand and are non-interest bearing.  At June 30, 2016, December 31, 2015 and 2014, the amounts due to related parties was $71,434, $28,813 and $242,905, respectively.

Exhibit 99.1 -- Page 12

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 4 – Convertible Note Payable

On June 2, 2016, the Company entered into convertible note payable agreement for $200,000 (unaudited) with an investor.  The convertible note is unsecured, bear interest at 4% annually, and is due from December 31, 2016.  The convertible note payable contain a provision that allows the note holder to convert the outstanding balance into shares of the Company's common stock at $0.31 per shares.  The Company determined that the convertible note payable contained a beneficial conversion feature that was valued at $362,693 (unaudited); however, the amount recorded is limited to the face amount of the convertible note payable.  This beneficial conversion feature of $200,000 has been recorded in the financial statements to additional paid-in capital and as a discount to the convertible note payable. The debt discount is being amortized over the terms of the convertible note payable.  The Company recognized interest expense of $26,415 (unaudited) during the six months ended June 30, 2016 related to the amortization of the debt discount.

Note 5 – Members' Interest/Stockholders' Equity

Members' Interest

During the year ended December 31, 2014, the Company sold 1,833,000 membership units for proceeds of $916,500, net of $183,000 in offering costs.  In addition, during the years ended December 31, 2015 and 2014, the Company issued 440,500 and 100,000 units, respectively, to employees and consultants for services rendered that were valued at $220,250 and $50,000, respectively.  The value of the units issued for services was based on the most recent sale of the Company's membership units for cash.

Common stock

During the year ended December 31, 2015, the Company exchanged 13,060,500 membership units for 13,060,500 shares of the Company common stock.  In addition, the Company sold 1,731,000 shares of common stock to an investor for proceeds of $1,500,000.

Exhibit 99.1 -- Page 13

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 5 – Members' Interest/Stockholders' Equity (continued)

Stock options

The following is a summary of stock option activity:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2013	801,525	$0.005
Granted	144,975	0.005
Forfeited	-
Exercised	-
Outstanding, December 31, 2014	946,500	0.005	*	$468,202
Granted	162,863	0.005
Forfeited	-
Exercised	-
Outstanding, December 31, 2015	1,109,363	0.005	*	$959,229
Granted	16,763	0.005
Forfeited	-
Exercised	-
Outstanding, June 30, 2016 unaudited)	1,126,126	0.005	*	$1,120,119
Exercisable, June 30, 2016 (unaudited)	1,126,126	$0.005	*	$1,120,119

* - the options do not have an expiration date

The exercise price for options outstanding at December 31, 2015:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
739,575	$0.001	739,575	$0.001
369,788	0.014	369,788	0.014
1,109,363		1,109,363

Exhibit 99.1 -- Page 14

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 5 – Members' Interest/Stockholders' Equity (continued)

The exercise price for options outstanding at June 30, 2016 (unaudited):

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
750,750	$0.001	750,750	$0.001
375,376	0.014	375,376	0.014
1,126,126		1,126,126

For options granted during 2016, 2015 and 2014 where the exercise price was less than the stock price at the date of the grant, the weighted-average fair value of such options was $0.79 and $0.50, respectively, and the weighted-average exercise price of such options was $0.005 and $0.005, respectively.  No options were granted during 2016, 2015 and 2014 where the exercise price was equal to or greater than the stock price at the date of grant.

The fair value of the stock options is being amortized to stock option expense over the vesting period. The Company recorded stock option expense of $129,432 and $72,462 during the years ended December 31, 2015 and 2014, respectively. The Company recorded stock option expense of $16,759 (unaudited) and $16,513 (unaudited) during the six months ended June 30, 2016 and 2015, respectively. All the options granted in 2016, 2015 and 2014 vested immediately.

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted in 2016, 2015 and 2014 are as follows:

Risk-free interest rate	1.74%
Expected life of the options	2.5 years
Expected volatility	350%
Expected dividend yield	0%

Note 6 – Income Taxes

Prior to July 1, the Company was a limited liability company and was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to its members in accordance with their respective percentage ownership. As such, no recognition of federal or state income taxes for the Company has been provided for the year ended December 31, 2014 or from January 1, 2015 to June 30, 2015.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of December 31, 2015 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its new business model.  Because of the impacts of the valuation allowance, there was no income tax expense or benefit for the years ended December 31, 2015.

Exhibit 99.1 -- Page 15

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

Note 6 – Income Taxes (continued)

A reconciliation of the differences between the effective and statutory income tax rates for year ended December 31, 2015:

	Amount	Percent

Federal statutory rates	$(509,625)	34.0%
State income taxes	(74,945)	5.0%
Pass through loss to LLC members	303,519	-20.2%
Stock compensation	44,039	-2.9%
Valuation allowance against net deferred tax assets	237,012	-15.8%
Effective rate	$-	0.0%

At December 31, 2015, the significant components of the deferred tax assets are summarized below:

Deferred income tax asset
Net operating loss carryforwards	237,012
Total deferred income tax asset	237,012
Less: valuation allowance	(237,012)
Total deferred income tax asset	$-

The valuation allowance increased by $237,012 in 2015 as a result of the Company generating additional net operating losses.

The Company has recorded as of December 31, 2015 a valuation allowance of $237,012, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company's lack of profitable operating history.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2015 and 2014.

The Company has net operating loss carry-forwards of approximately $608,000. Such amounts are subject to IRS code section 382 limitations and expire in 2030. The 2013 to 2015 tax years are still subject to audit.  As a limited liability company, through June 30, 2015, in the event of an examination of the Company's tax return for the periods prior to July 1, 2015, the tax liability of the members could be changed if an adjustment in the Company's income (loss) is ultimately sustained by the taxing authorities.

Note 7 – Commitments and Contingencies

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company's financial position.

Exhibit 99.1 -- Page 16

PURA NATURALS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
AND THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

 Note 8 – Subsequent Events

Effective July 18, 2016, the Company and Yummy Flies, Inc. ("Yummy"), a publicly traded company entered into a share exchange agreement by and among Yummy, the Company and certain shareholders of the Company.  Pursuant to the share exchange agreement, Yummy agreed to exchange the outstanding common and preferred stock of the Company for shares of common stock of Yummy.  On the closing date, Yummy issued approximately 6,267,000 shares of common stock to the Company's shareholders.   In addition, shares issuable under outstanding options of the Company will be exercisable into shares of common stock of Yummy, pursuant to the terms of such instruments.  As a result of the share exchange agreement and the other transactions contemplated thereunder, the Company is now a majority owned subsidiary of Yummy.

On August 3, 2016, all outstanding options were exercised.

In July 2016, the Company entered into another convertible note payable agreement for $200,000 with an investor.  The convertible note is unsecured; bear interest at 4% annually, and is due from December 31, 2016.  The convertible note payable contain a provision that allows the note holder to convert the outstanding balance into shares of the Company's common stock at $0.31 per shares ($0.75 per share after giving effect to the exchange agreement with Yummy).

In August 2016, the holder of the $400,000 convertible notes payable converted the entire amount into 533,000 shares of Yummy common stock.

Exhibit 99.1 -- Page 17